SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         THE BEAR STEARNS COMPANIES INC.
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             (Exact name of registrant as specified in its charter)


               Delaware                                          13-3286161
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(State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)



245 Park Avenue, New York, New York                                   10167
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(Address of principal executive offices)                            (Zip Code)


      If this Form relates to the            If this Form relates to the
      registration of a class of             registration of a class of
      securities pursuant to                 securities pursuant to Section
      Section 12(b) of the Exchange          12(g) of the Exchange Act and is
      Act and is effective upon filing       effective pursuant to General
      pursuant to General Instruction        Instruction A(d) please check
      A(c) please check the following        the following box. [ ]
      box. [X]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

          TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
          -------------------                   ------------------------------

6.15% Cumulative Preferred Stock, Series E*     New York Stock Exchange, Inc.


Depositary Shares Each Representing a           New York Stock Exchange, Inc.
One-Fourth Interest in a Share of 6.15%
Cumulative Preferred Stock, Series E


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None

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* Application to be made for listing, not for trading, in connection with the registration of the Depositary Shares.



NYFS04...:\25\22625\0182\2041\FRM1118C.020

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The registrant hereby incorporates by reference the descriptions of the classes of securities registered hereby (the "Securities") as set forth in the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"):

            (1) the descriptions set forth under the captions "Description of Preferred Stock," and "Description of Depositary Shares" on pages 4 to 11 of the Prospectus contained in the registrant's Registration Statement on Form S-3 as filed with the Commission on December 22, 1997; and

            (2) the descriptions set forth under the captions "Certain Terms of the Depositary Shares" and "Certain Terms of the Series E Preferred Stock" on pages S-2 to S-7 of the Prospectus Supplement dated January 9, 1998 filed with the Commission pursuant to Rule 424(b) under the Securities Act.


ITEM 2.      EXHIBITS.

                  The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are either filed herewith or incorporated herein by reference to exhibits contained in Amendment No.1 to the Registration Statement on Form S-3 filed by Registrant on December 22, 1997:


                  1.1 - Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (No. 333-42295)).

                  1.2 - Amended and Restated By-laws (incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-3 (No. 333-42295)).




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
                  1.3 - Form of Deposit Agreement relating to the registrant's 6.15% Cumulative Preferred Stock, Series E.

                  1.4 - Form of Certificate of Designations relating to the registrant's 6.15% Cumulative Preferred Stock, Series E.

















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
                                    SIGNATURE



            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                         THE BEAR STEARNS COMPANIES INC.

Date:  January 14, 1998                   By:   /s/ William Montgoris
                                                -------------------------------
                                                Name: William Montgoris
                                                Title: Chief Operating Officer











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
                                 EXHIBIT INDEX

 Exhibit No.            Description
 -----------            -----------

     1.1 - Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (No. 333-42295)).

     1.2 - Amended and Restated By-laws (incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-3 (No. 333-42295)).

     1.3 - Form of Deposit Agreement relating to the registrant's 6.15% Cumulative Preferred Stock, Series E.

     1.4 - Form of Certificate of Designations relating to the registrant's 6.15% Cumulative Preferred Stock, Series E.